Exhibit 4.2

EXHIBIT C

Form of Representative’s Warrant

THE REGISTERED HOLDER OF THIS PURCHASE WARRANT BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS PURCHASE WARRANT EXCEPT AS HEREIN PROVIDED AND THE REGISTERED HOLDER OF THIS PURCHASE WARRANT AGREES THAT IT WILL NOT SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS PURCHASE WARRANT FOR A PERIOD OF ONE HUNDRED EIGHTY DAYS FOLLOWING THE EFFECTIVE DATE (DEFINED BELOW) TO ANYONE OTHER THAN (I) LAIDLAW & COMPANY (UK) LTD. OR AN UNDERWRITER OR A SELECTED DEALER IN CONNECTION WITH THE OFFERING, OR (II) A BONA FIDE OFFICER OR PARTNER OF LAIDLAW & COMPANY (UK) LTD. OR OF ANY SUCH UNDERWRITER OR SELECTED DEALER.

THIS PURCHASE WARRANT IS NOT EXERCISABLE PRIOR TO                      [DATE THAT IS ONE YEAR FROM THE DATE OF THE PROSPECTUS]. VOID AFTER 5:00 P.M., EASTERN TIME,                      [DATE THAT IS FIVE YEARS FROM THE DATE OF THE PROSPECTUS].

COMMON STOCK PURCHASE WARRANT

For the Purchase of                  Shares of Common Stock

of

VIKING THERAPEUTICS, INC.

1. Purchase Warrant. THIS CERTIFIES THAT, in consideration of funds duly paid by or on behalf of Laidlaw & Company (UK) Ltd. (“Holder”), as registered owner of this Purchase Warrant, to Viking Therapeutics, Inc., a Delaware corporation (the “Company”), Holder is entitled, at any time or from time to time from                      [DATE THAT IS ONE YEAR FROM THE DATE OF THE PROSPECTUS] (the “Commencement Date”), and at or before 5:00 p.m., Eastern time,                      [DATE THAT IS FIVE YEARS FROM THE DATE OF THE PROSPECTUS] (the “Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to                  shares [the aggregate of (1) 3% of the number of Firm Shares sold in the Offering, excluding the Option Shares and any shares purchased by Ligand for an aggregate purchase price to the public in excess of $5.0 million and (2) 1.5% of the Firm Shares purchased by Ligand for an aggregate purchase price to the public in excess of $5.0 million] of common stock of the Company, par value $0.00001 per share (the “Shares”), subject to adjustment as provided in Section 6 hereof. If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Purchase Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate this Purchase Warrant. This Purchase Warrant is initially exercisable at $         per Share [125% of the price of the Shares sold in the Offering]; provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Purchase Warrant, including the exercise price per Share and the number of Shares to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price or the adjusted exercise price, depending on the context.

2. Exercise.

2.1 Exercise Form. In order to exercise this Purchase Warrant, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Purchase Warrant and payment of the Exercise Price for the Shares being purchased, payable in cash by wire transfer of immediately available funds to an account designated by the Company or by certified check or official bank check. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Purchase Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

2.2 Cashless Exercise. If at any time after the Commencement Date there is no effective registration statement registering, or no current prospectus available for, the resale of the Shares by the Holder, then in lieu of exercising this Purchase Warrant by payment of cash or check payable to the order of the Company pursuant to Section 2.1 above, Holder may elect to receive the number of Shares equal to the value of this Purchase Warrant (or the portion thereof being exercised), by surrender of this Purchase Warrant to the Company, together with the exercise form attached hereto, in which event the Company shall issue to Holder Shares in accordance with the following formula:

Y(A-B)
X =	A

Where,
	X	=	The number of Shares to be issued to Holder;
	Y	=	The number of Shares for which this Purchase Warrant is being exercised;
	A	=	The fair market value of one Share; and
	B	=	The Exercise Price.

For purposes of this Section 2.2, the fair market value of a Share is defined as follows:

(i)	if the Company’s common stock is traded on a national securities exchange, the value shall be deemed to be the closing price on such exchange prior to the exercise form being submitted in connection with the exercise of this Purchase Warrant; or

(ii)	if the Company’s common stock is actively traded on the over-the-counter market, the value shall be deemed to be the closing bid prior to the exercise form being submitted in connection with the exercise of this Purchase Warrant; if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Company’s Board of Directors.

2.3 Legend. Each certificate for the securities purchased under this Purchase Warrant shall bear a legend as follows, unless such securities have been registered under the Securities Act of 1933, as amended (the “Securities Act”):

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state law. Neither the securities nor any interest therein may be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act and applicable state law which, in the opinion of counsel to the Company, is available.”

3. Transfer.

3.1 General Restrictions. The registered Holder of this Purchase Warrant agrees by his, her or its acceptance hereof, that such Holder will not: (a) sell, transfer, assign, pledge or hypothecate this Purchase Warrant for a period of one hundred eighty (180) days following the Effective Date to anyone other than: (i) Laidlaw & Company (UK) Ltd. (“Laidlaw”) or an Underwriter or a selected dealer in connection with the sale of shares of the Company’s common stock pursuant to the terms of that certain Underwriting Agreement, by and between Laidlaw and the other underwriters named on Schedule I thereto (collectively, the “Underwriters”) and the Company, dated as of             , 2015 (the “Underwriting Agreement”), or (ii) a bona fide officer or partner of Laidlaw or of any such Underwriter or selected dealer, in each case in accordance with FINRA Conduct Rule 5110(g)(1), or (b) cause this Purchase Warrant or the securities issuable hereunder to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Purchase Warrant or the securities hereunder, except as provided for in FINRA Rule 5110(g)(2). On and after 180 days after the Effective Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with this Purchase Warrant and payment of all transfer taxes, if any, payable in connection therewith. Subject to the other provisions of this Section 3.1, the Company shall within five (5) Business Days transfer this Purchase Warrant on the books of the Company and shall execute and deliver a new Purchase Warrant or Purchase Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

3.2 Restrictions Imposed by the Securities Act. The securities evidenced by this Purchase Warrant shall not be transferred unless and until: (a) the Company has received the opinion of counsel for the Holder that the securities may be transferred pursuant to an exemption from registration under the Securities Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company (the Company hereby agreeing that the opinion of Sichenzia Ross Friedman Ference LLP shall be deemed satisfactory evidence of the availability of an exemption), or (b) a registration statement or a post-effective amendment to a registration statement relating to the offer and sale of such securities has been filed by the Company and declared effective by the U.S. Securities and Exchange Commission (the “Commission”) and compliance with applicable state securities law has been established.

4. Registration Rights.

4.1 Demand Registration.

4.1.1 Grant of Right. The Company, upon written demand (a “Demand Notice”) of the Holder(s) of at least 51% of the Purchase Warrants and/or the underlying Shares, agrees to register, on one occasion, all or any portion of the Shares underlying this Purchase Warrant (collectively, the “Registrable Securities”). On such occasion, the Company will file a registration statement with the Commission covering the Registrable Securities within sixty (60) days after receipt of a Demand Notice and use its commercially reasonable efforts to have the registration statement declared effective promptly thereafter, subject to compliance with any review by the Commission; provided, however, that the Company shall not be required to comply with a Demand Notice if the Company has filed a registration statement with respect to which the Holder is entitled to piggyback registration rights pursuant to Section 4.2 hereof and either: (a) the Holder has elected to participate in the offering covered by such registration statement or (b) if such registration statement relates to an underwritten primary offering of securities of the Company, until the offering covered by such registration statement has been withdrawn or until thirty (30) days after such offering is consummated. The demand for registration may be made at any time during a period of four (4) years beginning on the Commencement Date. The Company covenants and agrees to give written notice of its receipt of any Demand Notice by any Holder(s) to all other registered Holders of the Registrable Securities (as listed on the Company’s warrant ledger) within ten (10) days after the date of the receipt of any such Demand Notice. Notwithstanding the foregoing, the Company shall not be required to register any Registrable Securities pursuant to this Section 4.1.1 that are the subject of a then-effective registration statement.

4.1.2 Terms. The Company shall bear all fees and expenses attendant to the registration of the Registrable Securities pursuant to Section 4.1.1, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. The Company agrees to use its commercially reasonable efforts to cause the filing required herein to become effective promptly and to qualify or register the Registrable Securities in such states as are reasonably requested by the Holder(s); provided, however, that in no event shall the Company be required to register the Registrable Securities in a state in which such registration would cause: (a) the Company to be obligated to register or license to do business in such state or submit to general service of process in such state, or (b) the principal shareholders of the Company to be obligated to escrow their shares of capital stock of the Company. The Company shall cause any registration statement filed pursuant to the demand right granted under Section 4.1.1 to remain effective until the earlier of: (i) the one (1) year anniversary of the effective date of such registration statement or (ii) the date when all Registrable Securities covered by such registration statement have been sold. The Holders shall only use the prospectuses provided by the Company to sell the shares covered by such registration statement, and will immediately cease to use any prospectus furnished by the Company if the Company advises the Holder that such prospectus may no longer be used due to a material misstatement or omission. Notwithstanding the provisions of this Section 4.1.2, the Holder shall be entitled to a demand registration under this Section 4.1.2 on only one (1) occasion and such demand registration right shall terminate on the fifth anniversary of the effective date of the Registration Statement on Form S-1 (File No. 333-197182), initially filed by the Company with the Commission on July 1, 2014, as amended to date (the “Registration Statement”), in accordance with FINRA Rule 5110(f)(2)(G)(iv).

4.2 “Piggy-Back” Registration.

4.2.1 Grant of Right. The Holder shall have the right, for a period of no more than seven (7) years from the effective date of the Registration Statement, in accordance with FINRA Rule 5110(f)(2)(H)(v), to include all or any portion of the Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Securities Act or pursuant to Form S-4 or Form S-8 or any equivalent form); provided, however, that if, solely in connection with any primary underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall, in its reasonable discretion, impose a limitation on the number of shares of Common Stock which may be included in the registration statement because, in such underwriter’s judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such registration statement only such limited portion of the Registrable Securities with respect to which the Holder requested inclusion hereunder as the underwriter shall reasonably permit. To the extent there are multiple holders of Registrable Securities, any exclusion of Registrable Securities shall be made pro-rata among the holders seeking to include Registrable Securities in proportion to the number of Registrable Securities sought to be included by such holders; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such registration statement or are not entitled to pro-rata inclusion with the Registrable Securities. Notwithstanding the foregoing, the Company shall not be required to register any Registrable Securities pursuant to this Section 4.2.1 that are the subject of a then-effective registration statement.

4.2.2 Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities pursuant to Section 4.2.1 hereof, but the Holder shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holder to represent it in connection with the sale of the Registrable Securities. If there is not an effective registration statement covering all of the Registrable Securities held by the Holder at the time of such a proposed registration, the Company shall furnish the Holder with not less than fifteen (15) days written notice prior to the proposed date of filing of such registration statement. Notice of such a proposed registration shall continue to be given to the Holder for each registration statement filed by the Company until such time as all of the Registrable Securities held by the Holder have been sold. The Holder shall exercise the “piggy-back” rights provided for herein by giving written notice within five (5) days of the receipt of the Company’s notice of its intention to file a registration statement. Except as otherwise provided in this Purchase Warrant, there shall be no limit on the number of times the Holder may request registration under this Section 4.2.2; provided, however, that such registration rights shall terminate on the seventh anniversary of the effective date of the Registration Statement.

4.3 General Terms.

4.3.1 Indemnification. The Company shall indemnify the Holder of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls the Holder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange

Act or otherwise, arising from a registration statement registering for resale the Registrable Securities, but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriters contained in Section 5(a) of the Underwriting Agreement. Holder and its successors and assigns, shall severally, and not jointly, indemnify the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the registration statement registering for resale Registrable Securities, against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which the Company may become subject under the Securities Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of Holder, or its successors or assigns, in writing, for specific inclusion in a registration statement registering for resale Registrable Securities, to the same extent and with the same effect as the provisions contained in Section 5(b) of the Underwriting Agreement pursuant to which the Underwriters have agreed to indemnify the Company.

4.3.2 Exercise of Purchase Warrant. Nothing contained in this Purchase Warrant shall be construed as requiring the Holder to exercise its Purchase Warrant prior to or after the initial filing of any registration statement or the effectiveness thereof.

4.3.3 Documents to be Delivered by Holder. At least 10 Trading Days prior to the first anticipated filing date of a registration statement registering for resale the Registrable Securities under this Section 4, the Company will notify the Holder of the information the Company requires from the Holder, if any, which such information shall be delivered to the Company promptly upon request and, in any event, within five Trading Days prior to the applicable anticipated filing date. The Holder further agrees that it shall not be entitled to be named as a selling security holder in a registration statement filed under this Section 4 or use the related prospectus for offers and resales of Registrable Securities at any time, unless such Holder has returned to the Company a response to any requests for information as described in the previous sentence. If the Holder returns a request for information after its deadline, the Company shall use its commercially reasonable efforts to take such actions as are required to name such Holder as a selling security holder in the registration statement or any pre-effective or post-effective amendment thereto and to include (to the extent not theretofore included) in the registration statement the Registrable Securities identified in such late request for information. The Holder acknowledges and agrees that the information in any request for information as described in this Section 4.3.3 will be used by the Company in the preparation of the registration statement registering for resale the Registrable Securities and hereby consents to the inclusion of such information in such registration statement.

5. New Purchase Warrants to be Issued.

5.1 Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Purchase Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax if exercised pursuant to Section 2.1 hereto, the Company shall cause to be delivered to the Holder without charge a new Purchase Warrant of like tenor to this Purchase Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Shares purchasable hereunder as to which this Purchase Warrant has not been exercised or assigned.

5.2 Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Purchase Warrant of like tenor and date. Any such new Purchase Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

6. Adjustments.

6.1 Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of Shares underlying this Purchase Warrant shall be subject to adjustment from time to time as hereinafter set forth:

6.1.1 Share Dividends; Split Ups. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding shares of common stock of the Company is increased by a stock dividend payable in shares of common stock of the Company or by a split up of shares of common stock of the Company or other similar event, then, on the effective date thereof, the number of Shares purchasable hereunder shall be increased in proportion to such increase in outstanding shares of common stock of the Company, and the Exercise Price shall be proportionately decreased.

6.1.2 Aggregation of Shares. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding shares of common stock of the Company is decreased by a consolidation, combination or reclassification of shares of common stock of the Company or other similar event, then, on the effective date thereof, the number of Shares purchasable hereunder shall be decreased in proportion to such decrease in outstanding shares of common stock of the Company, and the Exercise Price shall be proportionately increased.

6.1.3 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of common stock of the Company other than a change covered by Section 6.1.1 or 6.1.2 hereof or that solely affects the par value of the shares of common stock of the Company, or in the case of any share reconstruction or amalgamation or consolidation of the Company with or into another corporation (other than a consolidation or share reconstruction or amalgamation in which the Company is the continuing corporation and which does not result in any reclassification or reorganization of the outstanding shares of common stock of the Company), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Purchase Warrant shall have the right thereafter (until the expiration of the right of exercise of this Purchase Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, share reconstruction or amalgamation, or consolidation, or upon a dissolution following any such sale or transfer, by a holder of the number of shares of common stock of the Company obtainable upon exercise of this Purchase Warrant immediately prior to such event; and if any reclassification also results in a change in the outstanding shares of common stock of the Company covered by Section 6.1.1 or 6.1.2, then such adjustment shall be made pursuant to

Section 6.1.1, Section 6.1.2 and this Section 6.1.3. The provisions of this Section 6.1.3 shall similarly apply to successive reclassifications, reorganizations, share reconstructions or amalgamations, or consolidations, sales or other transfers.

6.1.4 Changes in Form of Purchase Warrant. This form of Purchase Warrant need not be changed because of any change pursuant to this Section 6.1, and Purchase Warrants issued after such change may state the same Exercise Price and the same number of Shares as are stated in this Purchase Warrant. The acceptance by Holder of the issuance of new Purchase Warrants reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof.

6.2 Substitute Purchase Warrant. In case of any consolidation of the Company with, or share reconstruction or amalgamation of the Company with or into, another corporation (other than a consolidation or share reconstruction or amalgamation which does not result in any reclassification or change of the outstanding shares of common stock of the Company), the corporation formed by such consolidation or share reconstruction or amalgamation shall execute and deliver to the Holder a supplemental Purchase Warrant providing that the Holder shall have the right thereafter (until the stated expiration of this Purchase Warrant) to receive, upon exercise of this Purchase Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or share reconstruction or amalgamation, by a holder of the number of shares of common stock of the Company for which this Purchase Warrant might have been exercised immediately prior to such consolidation, share reconstruction or amalgamation, sale or transfer. Such supplemental Purchase Warrant shall provide for adjustments which shall be identical to the adjustments provided for in this Section 6. The above provision of this Section 6 shall similarly apply to successive consolidations or share reconstructions or amalgamations.

6.3 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Shares upon the exercise of this Purchase Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Shares or other securities, properties or rights.

6.4 Notice of Change in Exercise Price. Upon the occurrence of each adjustment to the Exercise Price pursuant to this Section 6, the Company at its expense will promptly compute such adjustment, in good faith, in accordance with the terms of this Purchase Warrant, and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Shares or other securities issuable upon exercise of this Purchase Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in reasonable detail the facts upon which such adjustments are based. The Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

7. Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized shares of common stock, solely for the purpose of issuance upon exercise of this Purchase Warrant, such number of shares of common stock or other securities, properties or rights as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon exercise of this Purchase Warrant and payment of the Exercise Price, in accordance with the terms hereby, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. As long as this Purchase Warrant shall be outstanding, the Company shall use its commercially reasonable efforts to cause all Shares issuable upon exercise of this Purchase Warrant to be listed (subject to official notice of issuance) on all national securities exchanges (or, if applicable, on the OTCQB or higher platform of the OTC Markets, Inc. or any successor trading market) on which the Shares issued to the public in the Offering may then be listed and/or quoted.

8. Certain Notice Requirements.

8.1 Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holder the right to vote or consent or to receive notice as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of this Purchase Warrant and its exercise, any of the events described in Section 8.2 shall occur, then, in the case of the occurrence of one or more of said events, the Company shall give written notice of such event at least ten days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale; provided that, the Company shall not be required to provide such notice if such notice and the contents thereof shall be deemed to constitute material non-public information. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

8.2 Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon the occurrence of one or more of the following events: (a) if the Company shall take a record of the holders of its outstanding shares of common stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, (b) the Company shall offer to all the holders of its outstanding shares of common stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or share reconstruction or amalgamation) or a sale of all or substantially all of its property, assets and business shall be proposed.

8.3 Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Warrant shall be in writing and shall be deemed to have been duly made when hand delivered, or mailed by express mail or private courier service: (a) if to the registered Holder of this Purchase Warrant, to the address of the Holder as shown on the books of the Company, or (b) if to the Company, to the following address or to such other address as the Company may designate by notice to the Holder:

If to the Holder:

Laidlaw & Company (UK) Ltd.

546 Fifth Avenue, 5th Floor

New York, New York 10036

Attn: Attention: Hugh Regan, Executive Director

Fax No.: (212) 297-0670

with a copy (which shall not constitute notice) to:

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, NY 10022

Attn: Richard A. Friedman, Esq.

Fax No.: 212-930-9725

If to the Company:

Viking Therapeutics, Inc.

11119 North Torrey Pines Road, Suite 50

San Diego, CA 92037

Attention: Brian Lian, Ph.D., President and Chief Executive Officer

with a copy (which shall not constitute notice) to:

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

Attention: Jeffrey T. Hartlin, Esq.

Fax No: 650-320-1904

9. Miscellaneous.

9.1 Amendments. The Company and Laidlaw may from time to time supplement or amend this Purchase Warrant without the approval of the Holder in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and Laidlaw may deem necessary or desirable and that the Company and Laidlaw deem shall not adversely affect the interest of the Holder. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

9.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Warrant.

9.3. Entire Agreement. This Purchase Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.4 Binding Effect. This Purchase Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Warrant or any provisions herein contained.

9.5 Governing Law; Submission to Jurisdiction; Trial by Jury. This Purchase Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to, this Purchase Warrant shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8.3 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and the Holder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Purchase Warrant or the transactions contemplated hereby.

9.6 Waiver, etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Warrant or any provision hereof or the right of the Company or the Holder to thereafter enforce each and every provision of this Purchase Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.7 Execution in Counterparts. This Purchase Warrant may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Such counterparts may be delivered by facsimile transmission or other electronic transmission.

9.8 Exchange Agreement. As a condition of the Holder’s receipt and acceptance of this Purchase Warrant, Holder agrees that, at any time prior to the complete exercise of this Purchase Warrant by Holder, if the Company and Laidlaw enter into an agreement (the “Exchange Agreement”) pursuant to which they agree that this Purchase Warrant will be exchanged for securities or cash or a combination of both, then Holder shall agree to such exchange and become a party to the Exchange Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Purchase Warrant to be signed by its duly authorized officer as of the      day of             , 2015.

VIKING THERAPEUTICS, INC.

By:
	Name:	Brian Lian, Ph.D.
	Title:	President and Chief Executive Officer

[Form to be used to exercise Purchase Warrant]

Date:             , 20

The undersigned hereby elects irrevocably to exercise the Purchase Warrant for                  shares of common stock, par value $0.00001 per share (the “Shares”), of Viking Therapeutics, Inc., a Delaware corporation (the “Company”), and hereby makes payment of $         (at the rate of $         per Share) in payment of the Exercise Price pursuant thereto. Please issue the Shares as to which the Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Shares for which the Purchase Warrant has not been exercised.

or

The undersigned hereby elects irrevocably to convert its right to purchase                  shares of common stock of the Company under the Purchase Warrant for                  Shares, as determined in accordance with the following formula:

Y(A-B)
	X	=	A

Where,
	X	=	The number of Shares to be issued to Holder;
	Y	=	The number of Shares for which the Purchase Warrant is being exercised;
	A	=	The fair market value of one Share is equal to $ ; and
	B	=	The Exercise Price which is equal to $ per share

The undersigned agrees and acknowledges that the calculation set forth above is subject to confirmation by the Company and any disagreement with respect to the calculation shall be resolved by the Company in its sole discretion.

Please issue the Shares as to which the Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Shares for which the Purchase Warrant has not been converted.

Signature

Signature Guaranteed

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name:
(Print in Block Letters)

Address:

NOTICE: The signature to this form must correspond with the name as written upon the face of the Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

[Form to be used to assign Purchase Warrant]

ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of the within Purchase Warrant):

FOR VALUE RECEIVED,                      does hereby sell, assign and transfer unto                      the right to purchase the shares of common stock, par value $0.00001 per share, of Viking Therapeutics, Inc., a Delaware corporation (the “Company”), evidenced by the Purchase Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:             , 20

Signature

Signature Guaranteed

NOTICE: The signature to this form must correspond with the name as written upon the face of the within Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.